SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 14, 2006
                                                          --------------

                    International Thoroughbred Breeders, Inc.
                    -----------------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                       0-9624                  22-2332039
----------------------------        --------------         -------------------
(State or other jurisdiction        (Commission            (I.R.S. Employer
     of incorporation)               File Number)          Identification No.)


  Suite 1300, 1105 N. Market St., PO Box 8985, Wilmington, Delaware, 19899-8985
  -----------------------------------------------------------------------------
               (Address of principal executive offices)(Zip Code)

       Registrant's telephone number, including area code: (302) 427-7599
                                                           --------------

                                 NOT APPLICABLE
          (Former name or former address, if changed from last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-14(C))

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES


Item 1.01 Entry into Material Definitive Agreement

     On July 14, 2006, International Thoroughbred Breeders, Inc. and certain of its subsidiaries (collectively, the "Company") and certain other companies owned or controlled by Francis W. Murray, our CEO (all being the same companies which are parties to the Loan and Security Agreement dated as of June 30, 2005, with PDS Gaming Corporation and being hereinafter collectively called the "Credit Parties"), entered into a First Amended and Restated Forbearance Agreement (the "New Agreement"). The New Agreement, which has an effective date of June 1, 2006, amends and restates the original Forbearance Agreement among the same parties dated March 22, 2006, which had expired on May 31, 2006. Under the New Agreement, PDS Gaming Corporation ("PDS") agreed, as lender and as lessor, that, as long as no additional defaults occur under the New Agreement or under our loan and security agreements or equipment leases with PDS, it will forbear, for a period expiring August 29, 2006, from accelerating payment and enforcing its rights and remedies against the Credit Parties due to the specified payment defaults and covenant defaults presently existing on our part under our loan documents and equipment leases. Notwithstanding expiration of the original Forbearance Agreement, PDS has not accelerated payment of the balance of our indebtedness.

     Also under the New Agreement, PDS deferred payment of monthly principal and interest payments under our loan agreement and monthly rental payments under our equipment leases which otherwise would become due during the forbearance period ending August 29, 2006. In consideration of PDS' agreements in the New Agreement, we agreed to pay a forbearance fee of $173,687 to PDS at maturity (whether by acceleration or otherwise).

     The summary of the New Agreement set forth herein is not intended to be a complete description of the significant provisions of such agreement and is modified by reference to the entire Agreement, a copy of which is attached as an exhibit to this Report.

     In addition to agreeing to pay a forbearance fee as described above, the Company also agreed to pay, as damages to PDS on account of default interest that it in turn is required to pay to its financier, additional interest at a rate of 2-1/2% per annum above the interest rate already being charged to us on our principal and delinquent interest payments under our loan agreement with PDS. Therefore, the effective rate of interest we are required to pay on the unpaid principal balance plus delinquent interest payments (which are being capitalized) (totaling $31,835,688 as of June 1, 2006) is approximately 22% per annum. As of June 1, 2006, the amount of such additional interest which we agreed to pay to PDS is $460,580.

     Under the New Agreement, the Credit Parties have agreed to retain a financial advisor to analyze and pursue strategic alternatives, including the sale of assets, and to retain a broker in connection with such asset sales, in order to reduce indebtedness. The Agreement further provides that we inform PDS that we have received, or are likely to receive in the coming weeks, one or more proposals from a third party seeking to provide a financing/equity infusion (an
"Alternative Transaction") to the Credit Parties. The Credit Parties have acknowledged and agreed that, unless PDS is indefeasibly paid in full upon the closing of such an Alternative Transaction, any Alternative Transaction will be subject to the written consent of PDS, which consent may be granted or withheld at the sole discretion of PDS. The New Agreement requires the Credit Parties to sell one or more assets with closing date(s) targeted to occur no later than August 29, 2006, or otherwise refinance, and pay in full our obligations to PDS by the end of the forbearance period, August 29, 2006.

     Also pursuant to the New Agreement, the EBIDTA requirements applicable to the Company will be waived for the 12 month periods ending July 2, July 30 and August 27, 2006. All disbursements by our operating subsidiary, ITG Vegas, Inc., will require written approval by an assigned Crisis Manager, and disbursements may only be made in accordance with an approved budget as submitted by the Company and approved by PDS.




Item 9.01 Financial Statements and Exhibits

          (d)  Exhibits

     10.1 First Amended and Restated Forbearance Agreement dated as of June 1, 2006 between PDS Gaming Corporation (Lender), Cruise Holdings I, LLC, Cruise Holdings II, LLC, Royal Star Entertainment, LLC, Riviera Beach Entertainment, LLC, ITG Vegas, Inc., ITG Palm Beach, LLC, as the Borrower, and International Thoroughbred Breeders, Inc., Palm Beach Maritime Corporation, Palm Beach Empress, Inc., International Thoroughbred Gaming Development Corporation, as Guarantor.


                          [THE SIGNATURE PAGE FOLLOWS]

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES



                                   SIGNATURES

     Pursuant to the requirements of the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            INTERNATIONAL THOROUGHBRED
                            BREEDERS, INC.

                            By:/s/ Francis W. Murray
                               ------------------------------------------
                                   Francis W. Murray
                                   President, Chief Executive Officer and
                                   Treasurer


Date: July 20, 2006
      -------------